UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

to Section 13 or 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

Valaris plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Cannon Street

London, England EC4N6EU

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL*	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21*	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24*	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A*	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A*	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26*	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44*	New York Stock Exchange
4.875% Senior Note due 2022	VAL/22*	New York Stock Exchange
4.75% Senior Note due 2024	VAL/24*	New York Stock Exchange
7.375% Senior Note due 2025	VAL/25*	New York Stock Exchange
5.4% Senior Note due 2042	VAL/42*	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44*	New York Stock Exchange

*	On September 4, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the Class A ordinary shares of Valaris plc. (“Valaris”). The delisting became effective on September 14, 2020, 10 days after the Form 25 was filed with the SEC by the NYSE. The deregistration of Valaris’ Class A ordinary shares under Section 12(b) of the Exchange Act will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of Valaris’ Class A ordinary shares under Section 12(b) of the Exchange Act, they will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed on August 19, 2020, Valaris plc (the “Company”) and 89 of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ chapter 11 cases are being jointly administered under the caption In re: Valaris plc, et al. (the “Chapter 11 Cases”).

On September 25, 2020, following approval by the Bankruptcy Court, the Debtors entered into a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as Lead Borrower, any of the Company’s subsidiaries that become party thereto from time to time, as borrowers, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB, as administrative agent and security trustee, in an aggregate amount not to exceed $500.0 million that will be used to finance, among other things, the ongoing general corporate needs of the Debtors during the course of the Chapter 11 Cases and to pay certain fees, costs and expenses associated with the Debtors’ Chapter 11 Cases. The maturity date of the DIP Credit Agreement is no later than August 17, 2021.

The DIP Credit Agreement contains events of default customary to debtor-in-possession financings, the occurrence of which could result in the acceleration of the Debtors’ obligation to repay the outstanding indebtedness under the DIP Credit Agreement. The Debtors’ obligations under the DIP Credit Agreement will be secured by a security interest in, and lien on, substantially all property (subject to certain exceptions) of the Debtors and will be guaranteed by certain of the Company’s subsidiaries, including the other Debtors. The DIP Credit Agreement also contains customary covenants that limit the ability of the Company and its subsidiaries to, among other things, (1) incur additional indebtedness and permit liens to exist on their assets, (2) pay dividends or make certain other restricted payments, (3) sell assets and (4) make certain investments. These covenants are subject to exceptions and qualifications as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1*†	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of September 25, 2020, by and among Valaris plc, the subsidiary guarantors party thereto, the lenders party thereto and Wilmington Savings Fund Society, FSB.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

* Included herewith.

† Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

	By:	/s/ Darin Gibbins
	Name:	Darin Gibbins
	Title:	VP – Investor Relations & Treasurer
Dated: September 28, 2020